Exhibit 99.1

FOR IMMEDIATE RELEASE

Syneos Health Reports First Quarter 2022 Results

Highlights

•	Revenue for the first quarter of $1,336.3 million increased 10.5% on a reported basis and 11.7% on a constant currency basis year-over-year.
•	Clinical Solutions net new business awards and book-to-bill ratios:
◦

Including reimbursable out-of-pocket expenses, $1,241.9 million for the first quarter, year-over-year growth of 1.6% and a book-to-bill ratio of 1.22x, and $4,392.9 million for the trailing twelve months, a year-over-year decline of 7.1% and a book-to-bill ratio of 1.07x.

◦

Excluding reimbursable out-of-pocket expenses, $912.7 million for the first quarter, year-over-year growth of 20.3% and a book-to-bill ratio of 1.32x, and $3,743.4 million for the trailing twelve months, year-over-year growth of 22.6% and a book-to-bill ratio of 1.37x.

•	Commercial Solutions net new business awards and book-to-bill ratios:
◦

Including reimbursable out-of-pocket expenses, $366.7 million for the first quarter, year-over-year growth of 12.2% and a book-to-bill ratio of 1.15x, and $1,399.6 million for the trailing twelve months, year-over-year growth of 21.8% and a book-to-bill ratio of 1.13x.

◦

Excluding reimbursable out-of-pocket expenses, $323.0 million for the first quarter, year-over-year growth of 11.6% and a book-to-bill ratio of 1.17x, and $1,229.0 million for the trailing twelve months, year-over-year growth of 23.7% and a book-to-bill ratio of 1.14x.

•	Year-over-year ending backlog growth:
◦	Including reimbursable out-of-pocket expenses, 2.5% in Clinical Solutions and 21.7% in Deployment Solutions as of March 31, 2022.
◦	Excluding reimbursable out-of-pocket expenses, 16.6% in Clinical Solutions and 26.4% in Deployment Solutions as of March 31, 2022.
•	GAAP net income of $46.2 million increased 19.2% from $38.7 million in the first quarter of 2021.
•	Adjusted EBITDA of $173.6 million increased 14.9% year-over-year.
•	GAAP diluted earnings per share of $0.44 increased 18.9% from $0.37 in the first quarter of 2021.
•	Adjusted diluted earnings per share of $1.01 increased 27.8% year-over-year.
•	Updated full year 2022 guidance.

MORRISVILLE, N.C. – April 29, 2022 -- Syneos Health (Nasdaq:SYNH), the only fully integrated biopharmaceutical solutions organization, today reported financial results for the three months ended March 31, 2022.

“Strong fundamentals and execution, powered by innovative data and technology insights drove robust earnings and profitability growth in the first quarter,” said Alistair Macdonald, CEO, Syneos Health. “Our product development expertise is enabling us to deliver against our strategy and accelerate customer success. We expect continued growth propelled by customer adoption of our integrated solutions, recent acquisitions, and comprehensive Syneos One and Medical Affairs offerings.”

Please refer to the "Use of Non-GAAP Financial Measures" and "Reconciliation of GAAP to Non-GAAP Measures" included in this press release and accompanying tables for important disclosures about non-GAAP measures and a reconciliation of these measures to the nearest GAAP measures.

First Quarter 2022 Results

Revenue of $1,336.3 million increased 10.5% on a reported basis and 11.7% on a constant currency basis for the three months ended March 31, 2022, compared to the same period in the prior year, driven by growth in both the Clinical Solutions and Commercial Solutions segments. Clinical Solutions revenue increased 8.4% on a reported basis and 9.6% on a constant currency basis to $1,018.4 million. Acquisitions contributed approximately 100 basis points to Clinical Solutions reported revenue growth. Commercial Solutions revenue increased 18.1% on a reported basis and 18.9% on a constant currency basis to $317.9 million. Prior period segment results have been recast to conform to insignificant changes to management reporting in 2022.

GAAP net income for the three months ended March 31, 2022, increased 19.2% to $46.2 million, resulting in diluted earnings per share of $0.44, compared to GAAP net income of $38.7 million, or diluted earnings per share of $0.37, for the three months ended March 31, 2021. Adjusted net income for the three months ended March 31, 2022, increased 26.3% to $105.0 million, resulting in adjusted diluted earnings per share of $1.01, compared to adjusted net income of $83.1 million, or adjusted diluted earnings per share of $0.79, for the three months ended March 31, 2022.

Adjusted EBITDA for the three months ended March 31, 2022, increased 14.9% to $173.6 million from the same period in the prior year.

Net New Business Awards and Backlog

Net new business awards and book-to-bill ratios for the three and twelve months ended March 31, 2022, were as follows (in millions):

	Three Months Ended March 31, 2022			Twelve Months Ended March 31, 2022
	Net new business awards	Book-to-bill ratio		Net new business awards	Book-to-bill ratio
Including reimbursable out-of-pocket expenses (a):	(dollars in millions)
Clinical Solutions	$1,241.9	1.22	x	$4,392.9	1.07	x
Commercial Solutions	366.7	1.15	x	1,399.6	1.13	x
Total	$1,608.6	1.20	x	$5,792.5	1.08	x

Excluding reimbursable out-of-pocket expenses:
Clinical Solutions	$912.7	1.32	x	$3,743.4	1.37	x
Commercial Solutions	323.0	1.17	x	1,229.0	1.14	x
Total	$1,235.7	1.27	x	$4,972.4	1.30	x

Our backlog as of March 31, 2022, was as follows (in millions):

Including reimbursable out-of-pocket expenses (a):	2022	2021	Growth %
Clinical Solutions	$10,772.3	$10,514.6	2.5%
Commercial Solutions - Deployment Solutions	861.8	708.1	21.7%
Total backlog	$11,634.1	$11,222.7	3.7%
Excluding reimbursable out-of-pocket expenses:
Clinical Solutions	$6,977.5	$5,982.1	16.6%
Commercial Solutions - Deployment Solutions	688.8	544.9	26.4%
Total backlog	$7,666.3	$6,527.0	17.5%
(a)

Net new business awards and book-to-bill ratios including reimbursable out-of-pocket expenses for the trailing twelve months were impacted by the adjustment made to Clinical Solutions backlog in the fourth quarter of 2021 to reflect the Company’s expectation of reduced reimbursable expenses going forward.

Liquidity and Capital Management Update

Cash flows provided by operating activities were $70.9 million during the three months ended March 31, 2022. The Company’s Net Leverage Ratio was 3.6x trailing twelve months Adjusted EBITDA.

During the three months ended March 31, 2022, the Company drew $130.0 million on its revolving credit facility to partially fund share repurchases, leaving a remaining capacity of $455.8 million as of March 31, 2022.

During the three months ended March 31, 2022, the Company repurchased $150.0 million of common stock and has $32.5 million of remaining share repurchase authorization available through December 31, 2022.

Full Year 2022 Business Outlook

The Company's guidance takes into account a number of factors, including existing backlog, current sales pipeline, trends in cancellations and delays, trends in reimbursable out-of-pocket expenses, and the Company’s ForwardBound initiative, which includes expansion of the Syneos Operations Network, process optimization, and automation initiatives. In addition, the guidance presented below represents the Company’s best efforts to estimate the impact of COVID-19 and the war in Ukraine on its business. Furthermore, the guidance presented below is based on foreign currency exchange rates as of March 31, 2022, expected interest rates, and the Company's expected non-GAAP effective tax rate of approximately 23.5% for the year ending December 31, 2022. The guidance is based upon the Company's estimated number of weighted average diluted shares outstanding and does not take into account any share repurchases beyond the first quarter of 2022. The Company's full year 2022 guidance is outlined below:

	Previous Guidance Issued February 17, 2022		Updated Guidance Issued April 29, 2022
	FY 2022		FY 2022
	Low	High	Low	High
	(in millions, except per share data)		(in millions, except per share data)
Revenue	$5,600.0	$5,750.0	$5,600.0	$5,750.0
GAAP Net Income	281.1	300.7	283.9	300.5
GAAP Diluted EPS	2.66	2.84	2.73	2.89
Adjusted EBITDA	840.0	880.0	845.0	885.0
Adjusted Diluted EPS	$4.98	$5.24	$5.05	$5.25

Webcast and Conference Call Details

Syneos Health will host a conference call at 8:00 a.m. ET on April 29, 2022, to discuss its first quarter 2022 financial results. The live webcast will be available in listen-only mode in the Events section of the Company's Investor Relations website at investor.syneoshealth.com. To participate via phone, please register in advance at this link. Upon registration, all telephone participants will receive a confirmation email detailing how to join the conference call, including the dial-in number along with a unique passcode and registrant ID that can be used to access the call.

An archived replay of the conference call is expected to be available online at investor.syneoshealth.com after 1:00 p.m. ET on April 29, 2022.

About Syneos Health

Syneos Health® (Nasdaq:SYNH) is the only fully integrated biopharmaceutical solutions organization purpose-built to accelerate customer success. We lead with a product development mindset, strategically blending clinical development, medical affairs and commercial capabilities to address modern market realities.

We bring together approximately 28,000 minds, across more than 110 countries, with a deep understanding of patient and physician behaviors and market dynamics. Together we share insights, use the latest technologies and apply advanced business practices to speed our customers’ delivery of important therapies to patients.

Syneos Health supports a diverse, equitable and inclusive culture that cares for colleagues, customers, patients, communities and the environment.

To learn more about how Syneos Health is shortening the distance from lab to life®, visit syneoshealth.com or subscribe to our podcast.

Forward-Looking Statements

Except for historical information, all of the statements, expectations, and assumptions contained in this press release are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995, including the future impact of the COVID-19 pandemic on our business, financial results and financial condition, expected interest rates, anticipated financial results for the full year 2022, trends in reimbursable out-of-pocket expenses, benefits of recent acquisitions and plans for capital deployment. Actual results might differ materially from those explicit or implicit in the forward-looking statements. Important factors that could cause actual results to differ materially include, but are not limited to: risks associated with the COVID-19 pandemic; the Company’s potential failure to generate a large number of new business awards and the risk of delay, termination, reduction in scope, or failure to go to contract of our business awards; the Company’s potential failure to convert backlog to revenue; fluctuations in the Company’s operating results and effective income tax rate; the impact of potentially underpricing the Company’s contracts, overrunning our cost estimates, or failing to receive approval for or experiencing delays with documentation of change orders; cyber-security and other risks associated with the Company’s information systems infrastructure; changes and costs of compliance with regulations related to data privacy; concentration of the Company’s customers or therapeutic areas; the risks associated with doing business internationally, including risks related to the war in Ukraine; challenges by tax authorities of the Company’s intercompany transfer pricing policies; the Company’s potential failure to successfully increase its market share, grow its business, and execute its growth strategies; the Company’s ability to effectively upgrade its information systems; the Company’s failure to perform its services in accordance with contractual requirements, regulatory standards, and ethical considerations; risks related to the management of clinical trials; the need to hire, develop, and retain key personnel; the impact of unfavorable economic conditions, including the uncertain international economic environment; changes in foreign currency exchange rates; effective income tax rate fluctuations; the Company’s ability to protect its intellectual property; risks related to the Company’s acquisition strategy, including its ability to realize synergies; the Company’s relationships with customers who are in competition with each other; any failure to realize the full value of the Company’s goodwill and intangible assets; risks related to restructuring; the Company’s compliance with anti-corruption and anti-bribery laws; the Company’s dependence on third parties; potential employment liability; impacts from increasing focus on environmental sustainability and social initiatives; the Company’s ability to utilize net operating loss carryforwards and other tax attributes; downgrades of the Company’s credit ratings; competition in the biopharmaceutical services industry; outsourcing trends and changes in aggregate spending and research and development budgets; the impact of, including changes in, government regulations and healthcare reform; intense competition faced by our customers from lower cost generic products and other competing products; the Company’s ability to keep pace with rapid technological change; the cost of and the Company’s ability to service its substantial indebtedness; other risks related to ownership of the Company’s common stock; and other risk factors set forth in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2021 as updated by the Company’s other SEC filings, copies of which are available free of charge on the Company's website at investor.syneoshealth.com. The Company assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Use of Non-GAAP Financial Measures and Operating Metrics

In addition to the financial measures prepared in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"), this press release contains certain non-GAAP financial measures, including adjusted net income (including adjusted diluted earnings per share), EBITDA, adjusted EBITDA, and non-GAAP effective income tax rate. We also present revenue growth in constant currency. Constant currency revenue growth is defined as revenues for a given period restated at the comparative period's foreign currency exchange rates measured against the comparative period's revenues. Constant currency segment revenue growth is defined as revenue for a given period restated at the comparative period’s foreign currency exchange rates measured against the comparative period’s revenues.

A “non-GAAP financial measure” is generally defined as a numerical measure of a company’s financial performance that excludes or includes amounts from the most directly comparable measure calculated and presented in accordance with GAAP in the statements of operations, balance sheets, or statements of cash flows of the Company.

The Company defines adjusted net income (including adjusted diluted earnings per share) as net income (including diluted earnings per share) excluding acquisition-related amortization; restructuring and other costs; transaction, integration-related and other expenses; share-based compensation expense; gain or loss on extinguishment of debt; other income (expense), net; and the income tax effect of the above adjustments.

EBITDA represents earnings before interest, taxes, depreciation and amortization. The Company defines adjusted EBITDA as EBITDA, further adjusted to exclude expenses and transactions that the Company believes are not representative of its core operations, namely: restructuring and other costs; transaction, integration-related and other expenses; share-based compensation expense; other income (expense), net; and gain or loss on extinguishment of debt. The Company presents EBITDA and adjusted EBITDA because it believes they are useful metrics for investors as they are commonly used by investors, analysts and debt holders to measure the Company's ability to fund capital expenditures and meet working capital requirements.

Net Leverage represents total debt less cash and cash equivalents divided by trailing twelve month Adjusted EBITDA.

Each of the non-GAAP measures noted above are used by management and the Board to evaluate the Company's core operating results because they exclude certain items whose fluctuations from period-to-period do not necessarily correspond to changes in the core operations of the business. Adjusted net income (including adjusted diluted earnings per share) and adjusted EBITDA are used by management and the Board to assess the performance of the Company's business.

Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP. Also, other companies might calculate these measures differently. Investors are encouraged to review the reconciliations of the non-GAAP financial measures to their most directly comparable GAAP measures included in this press release and the accompanying tables.

We also present certain key operating metrics, including a new operating metric, segment book-to-bill ratio excluding reimbursable out-of-pocket expenses, due to our expectations that reimbursable out-of-pocket expenses as a percentage of revenue will remain lower relative to pre-pandemic levels as discussed above. Specifically, Clinical Solutions book-to-bill ratio excluding reimbursable out-of-pocket expenses, represents Clinical Solutions net new business awards, excluding reimbursable out-of-pocket expenses, divided by Clinical Solutions revenue, excluding reimbursable out-of-pocket expenses, in each case for the respective period. Commercial Solutions book-to-bill ratio excluding reimbursable out-of-pocket expenses, represents Commercial Solutions net new business awards, excluding reimbursable out-of-pocket expenses, divided by Commercial Solutions revenue, excluding reimbursable out-of-pocket expenses, in each case for the respective period.

Investor Relations Contact: Ronnie Speight Senior Vice President, Investor Relations Phone: +1 919 745 2745 Email: Investor.Relations@syneoshealth.com	Press/Media Contact: Gary Gatyas Executive Director, External Communications Phone: +1 908 763 3428 Email: gary.gatyas@syneoshealth.com

Syneos Health, Inc. and Subsidiaries

Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2022	2021

Revenue	$1,336,253	$1,208,745

Costs and operating expenses:
Direct costs (exclusive of depreciation and amortization)	1,044,432	945,250
Selling, general, and administrative expenses	140,166	137,314
Restructuring and other costs	15,557	7,228
Depreciation	20,579	18,447
Amortization	41,623	39,491
Total operating expenses	1,262,357	1,147,730
Income from operations	73,896	61,015

Total other expense, net:
Interest expense, net	15,762	23,257
Loss on extinguishment of debt	—	603
Other expense (income), net	4,642	(9,856)
Total other expense, net	20,404	14,004
Income before provision for income taxes	53,492	47,011
Income tax expense	7,316	8,287
Net income	$46,176	$38,724

Earnings per share:
Basic	$0.45	$0.37
Diluted	$0.44	$0.37
Weighted average common shares outstanding:
Basic	103,665	104,274
Diluted	104,410	105,457

Syneos Health, Inc. and Subsidiaries

Consolidated Balance Sheets

(in thousands, except par value)

(unaudited)

	March 31, 2022	December 31, 2021
ASSETS
Current assets:
Cash, cash equivalents, and restricted cash	$119,151	$106,475
Accounts receivable and unbilled services, net	1,596,315	1,524,890
Prepaid expenses and other current assets	160,792	135,091
Total current assets	1,876,258	1,766,456
Property and equipment, net	240,015	222,657
Operating lease right-of-use assets	201,407	209,408
Goodwill	4,942,727	4,956,015
Intangible assets, net	808,931	854,067
Deferred income tax assets	34,788	35,387
Other long-term assets	199,835	193,103
Total assets	$8,303,961	$8,237,093

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$108,315	$107,535
Accrued expenses	657,084	614,441
Deferred revenue	891,750	868,455
Current portion of operating lease obligations	43,234	43,058
Current portion of finance lease obligations	21,998	20,627
Total current liabilities	1,722,381	1,654,116
Long-term debt	2,906,270	2,775,721
Operating lease long-term obligations	195,557	205,798
Finance lease long-term obligations	40,162	34,181
Deferred income tax liabilities	78,609	78,062
Other long-term liabilities	59,423	76,660
Total liabilities	5,002,402	4,824,538

Commitments and contingencies

Shareholders' equity:
Preferred stock, $0.01 par value; 30,000 shares authorized, 0 shares issued and outstanding as of March 31, 2022 and December 31, 2021	—	—
Common stock, $0.01 par value; 600,000 shares authorized, 102,558 and 103,764 shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	1,026	1,038
Additional paid-in capital	3,410,524	3,474,088
Accumulated other comprehensive loss, net of taxes	(57,364)	(49,618)
Accumulated deficit	(52,627)	(12,953)
Total shareholders' equity	3,301,559	3,412,555
Total liabilities and shareholders' equity	$8,303,961	$8,237,093

Syneos Health, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2022	2021
Cash flows from operating activities:
Net income	$46,176	$38,724
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	62,202	57,938
Share-based compensation	17,333	17,353
Recovery from doubtful accounts	(108)	(187)
Provision for (benefit from) deferred income taxes	1,000	(4,653)
Foreign currency transaction adjustments	434	(9,522)
Fair value adjustment of contingent obligations	—	(597)
Loss on extinguishment of debt	—	603
Other non-cash items	(1,945)	953
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable, unbilled services, and deferred revenue	(49,905)	30,997
Accounts payable and accrued expenses	39,650	518
Other assets and liabilities	(43,950)	(5,039)
Net cash provided by operating activities	70,887	127,088
Cash flows from investing activities:
Payments related to acquisitions of businesses, net of cash acquired	(1,727)	(9,982)
Purchases of property and equipment	(23,474)	(11,173)
(Investments in) proceeds from unconsolidated affiliates	(296)	1,374
Net cash used in investing activities	(25,497)	(19,781)
Cash flows from financing activities:
Payments of debt financing costs	—	(49)
Repayments of long-term debt	—	(105,856)
Proceeds from accounts receivable financing agreement	—	65,000
Proceeds from revolving line of credit	130,000	—
Payments of contingent consideration related to acquisitions	—	(6,196)
Payments of finance leases	(2,193)	(4,269)
Payments for repurchases of common stock	(149,961)	(44,505)
Proceeds from exercises of stock options	11,483	10,804
Payments related to tax withholdings for share-based compensation	(25,901)	(26,295)
Net cash used in financing activities	(36,572)	(111,366)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	3,858	(3,425)
Net change in cash, cash equivalents, and restricted cash	12,676	(7,484)
Cash, cash equivalents, and restricted cash - beginning of period	106,475	272,173
Cash, cash equivalents, and restricted cash - end of period	$119,151	$264,689

Syneos Health, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2022	2021
EBITDA and adjusted EBITDA:
Net income, as reported	$46,176	$38,724
Interest expense, net	15,762	23,257
Income tax expense	7,316	8,287
Depreciation	20,579	18,447
Amortization (a)	41,623	39,491
EBITDA	131,456	128,206
Restructuring and other costs (b)	15,557	7,228
Transaction, integration-related and other expenses (c)	4,639	7,573
Share-based compensation (d)	17,333	17,353
Other expense (income), net (e)	4,642	(9,856)
Loss on extinguishment of debt (f)	—	603
Adjusted EBITDA	$173,627	$151,107

Syneos Health, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

(in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2022	2021
Adjusted net income:
Net income, as reported	$46,176	$38,724
Amortization (a)	41,623	39,491
Restructuring and other costs (b)	15,557	7,228
Transaction, integration-related, and other expenses (c)	4,639	7,573
Share-based compensation (d)	17,333	17,353
Other expense (income), net (e)	4,642	(9,856)
Loss on extinguishment of debt (f)	—	603
Income tax adjustment to normalized rate (g)	(24,946)	(17,970)
Adjusted net income	$105,024	$83,146

Diluted weighted average common shares outstanding	104,410	105,457

Adjusted diluted earnings per share	$1.01	$0.79

a.

Represents the amortization of intangible assets associated with acquired backlog, customer relationships, trade names and trademarks, intellectual property, patient communities, and acquired technologies.

b.

Restructuring and other costs consist primarily of severance costs associated with a reduction/optimization of our workforce in line with our expectations of future business operations and termination costs in connection with abandonment and closure of redundant facilities and other lease-related charges.

c.

Represents fees associated with acquisitions, stock repurchases and secondary stock offerings, debt placement and refinancings, and other corporate transactions costs. Other expenses for the three months ended March 31, 2022 include costs resulting from the war in Ukraine, including costs related to impacted employees and ongoing assessment of imposed sanctions.

d.	Represents non-cash share-based compensation expense related to awards granted under equity incentive plans.
e.	Other (income) expense is comprised primarily of foreign currency exchange gains and losses, and other gains and losses related to investments.
f.	Loss on extinguishment of debt is associated with debt prepayments and refinancing activities.
g.

Represents the income tax effect of the non-GAAP adjustments made to arrive at adjusted net income using an estimated effective tax rate of approximately 23.5% for the three months ended March 31, 2022, and 24.0% for the three months ended March 31, 2021. These rates have been adjusted to exclude tax impacts related to valuation allowances recorded against deferred tax assets.

Syneos Health, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP

Full Year 2022 Guidance

(in millions, except per share data)

(unaudited)

	Previous Guidance Issued February 17, 2022		Updated Guidance Issued April 29, 2022
	Low	High	Low	High
EBITDA and Adjusted EBITDA:
GAAP net income	$281.1	$300.7	$283.9	$300.5
Adjustments (a):
Interest expense, net	70.0	72.0	76.0	86.0
Income tax expense	120.4	128.8	110.4	116.9
Depreciation	82.0	84.0	83.6	85.6
Amortization	160.0	162.0	162.0	162.0
EBITDA	713.5	747.5	715.9	750.9
Restructuring and other costs	29.5	31.5	30.0	32.0
Transaction, integration-related and other expenses	29.0	31.0	28.5	29.5
Share-based compensation	68.0	70.0	66.0	68.0
Other expense, net	—	—	4.6	4.6
Adjusted EBITDA	$840.0	$880.0	$845.0	$885.0

	Previous Guidance Issued February 17, 2022				Updated Guidance Issued April 29, 2022
	Adjusted Net Income		Adjusted Diluted Earnings Per Share		Adjusted Net Income		Adjusted Diluted Earnings Per Share
	Low	High	Low	High	Low	High	Low	High
Adjusted net income and adjusted diluted earnings per share:
GAAP net income and diluted earnings per share	$281.1	$300.7	$2.66	$2.84	$283.9	$300.5	$2.73	$2.89
Adjustments:
Amortization (a)	160.0	162.0	1.51	1.53	162.0	162.0	1.56	1.56
Restructuring and other costs (a)	29.5	31.5	0.28	0.30	30.0	32.0	0.29	0.31
Transaction, integration-related and other expenses (a)	29.0	31.0	0.27	0.29	28.5	29.5	0.27	0.28
Share-based compensation (a)	68.0	70.0	0.64	0.66	66.0	68.0	0.64	0.65
Other expense, net (a)	—	—	—	—	4.6	4.6	0.04	0.04
Income tax adjustment to normalized rate (b)	(41.2)	(41.3)	(0.39)	(0.39)	(50.7)	(50.8)	(0.49)	(0.49)
Adjusted net income and adjusted diluted earnings per share (c)	$526.4	$553.9	$4.98	$5.24	$524.3	$545.8	$5.05	$5.25
a.	Amounts are estimates with an estimated range of +/- 5% and are presented gross without the benefit of associated income tax deduction.
b.	Income tax expense is calculated and the adjustments are tax-affected at an approximate effective rate of 23.5%, which represents the Company's estimated full year non-GAAP effective tax rate.
c.

Guidance for Adjusted Diluted EPS is based on an expectation of a fully diluted weighted average share count for the year ending December 31, 2022 of approximately 103.9 million shares, which will vary by quarter.